Exhibit 10.01

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 14, 2006, by and between NATUS MEDICAL INCORPORATED, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated as of January 4, 2006 (as amended, modified and/or supplemented from time to time, the “Credit Agreement”), by and between Borrower and Bank.

WHEREAS, Borrower has requested that Bank permit Borrower to make certain changes in the terms and conditions set forth in the Credit Agreement.

WHEREAS, Bank has agreed to Borrower’s request to amend the Credit Agreement upon the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Article I, Definitions, is hereby amended by adding to such Article, in correct alphabetic order, each of the following new definitions:

“Adjusted Total Liabilities” means, as of any date of determination, Total Liabilities as of such date of determination minus the Bio-Logic DTL as of such date of determination plus the Natus DTA as of such date of determination.

“Adjusted Tangible Net Worth” means, as of any date of determination, Tangible Net Worth as of such date of determination plus Ten Million Two Hundred Thousand Dollars ($10,200,000.00) minus the greater of (i) zero and (ii) the difference between the Base Date Bio-logic DTL and the Bio-logic DTL as of such date of determination.

“Base Date Bio-logic DTL” means the deferred tax liability arising as a direct result of Borrower’s merger with Bio-logic (but solely to the extent any such deferred tax liability arose as a direct result of Borrower’s merger with Bio-logic), as reflected in Borrower’s balance sheet immediately upon the effectiveness of Borrower’s merger with Bio-logic.

“Base Date Natus DTA” means that portion of the deferred tax asset of Borrower for which the valuation allowance was released as a direct result of Borrower’s merger with Bio-logic (but solely to the extent any such deferred tax asset was reinstated (or a corresponding valuation allowance released) by Borrower as a direct result of Borrower’s merger with Bio-logic), as reflected in Borrower’s balance sheet immediately upon the effectiveness of Borrower’s merger with Bio-logic.

“Bio-logic DTL” means, as of any date of determination, the deferred tax liability reported in Borrower’s balance sheet that relates solely to the Base Date Bio-logic DTL (such amount being the Base Date Bio-logic DTL, as adjusted since the original entry in Borrower’s financial statements for the Base Date Bio-logic DTL resulting from Borrower’s merger with Bio-logic).

“Natus DTA” means, as of any date of determination, the deferred tax asset reported in Borrower’s balance sheet that relates solely to the Base Date Natus DTA (such amount being the Base Date Natus DTA, as adjusted since the original entry in Borrower’s financial statements for the Base Date Natus DTA resulting from Borrower’s merger with Bio-logic).

(b) Article I, Definitions, is hereby amended by amending and restating in their entirety each of the following definitions in such Article:

“Tangible Net Worth” means, as of any date of determination, the aggregate of Borrower’s total stockholders’ equity less any intangible assets of Borrower.

“Total Liabilities” means, as of any date of determination, the aggregate of the current liabilities and non-current liabilities of Borrower.

(c) Article V, Affirmative Covenants, is hereby amended by amending and restating in its entirety Section 5.9(b) as follows:

(b) Adjusted Total Liabilities divided by Adjusted Tangible Net Worth not greater than, (i) on or before September 30, 2006, 1.50 to 1.00, and (ii) after September 30, 2006, 1.00 to 1.00, in all cases as of each fiscal quarter end of Borrower.

(d) Article V, Affirmative Covenants, is hereby amended by inserting, immediately after Section 5.3(e) thereof, new Section 5.3(f) as follows:

(f) not later than 45 days after and as of the end of each fiscal quarter, a certificate of the chief financial officer of Borrower, substantially in the form of Exhibit B hereto stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default, in either case not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is compliance with the financial covenants contained in Section 5.9 hereof.

(e) The Compliance Certificate attached hereto as Exhibit B shall become Exhibit B to the Credit Agreement and all references in the Credit Agreement to “Exhibit B” shall be interpreted as references to Exhibit B hereto.

3. Conditions Precedent. The obligation of Bank to grant the changes provided under this Amendment is subject to the fulfillment to Bank’s satisfaction of all of the following conditions by not later than June 16, 2006:

(a) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

i.	this Amendment;

ii.	the Guarantor’s Consent and Reaffirmation attached hereto; and

iii.	such other documents as Bank may require under any other Section of this Amendment.

(b) No Default. No default or Event of Default under the Credit Agreement shall have occurred and be continuing (except for any such event that would exist but for the execution and delivery of this Amendment).

(c) Amendment Fee. Payment in full by Borrower, in immediately available funds, of a non-refundable waiver fee of $3,500.00.

4. Fees and Expenses. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with the negotiation and preparation of this Amendment.

5. Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

6. Representations, Warranties and Covenants. Effective as of the date of this Amendment, Borrower hereby: (i) remakes all representations and warranties contained in the Credit Agreement; (ii) reaffirms all covenants set forth in the Credit Agreement; (iii) certifies that the corporate borrowing resolution, secretary’s certificate and certificate of incumbency delivered in connection with the Credit Agreement are true and correct; and (iv) confirms that no default or Event of Default under the Credit Agreement has occurred and is continuing (except for any such event that would exist but for the execution and delivery of this Amendment).

7. Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Bank to perfect and maintain the validity and priority of the liens and security interests granted to Bank pursuant to the Credit Agreement and the other Loan Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Bank under the Credit Agreement and the other Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment. Each of the parties hereto understands and agrees that this Amendment (and any other document required herein) may be delivered by any party hereto and thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by Bank of a facsimile transmitted document purportedly bearing the signature of a party shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by Bank.

9. Governing Law. This Amendment shall be construed in accordance with the laws of the state of California, except to the extent Bank has greater rights or remedies under United States federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under United States federal law.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the day and year first written above.

BORROWER:		BANK:

NATUS MEDICAL INCORPORATED		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ STEVEN J. MURPHY	By:	/s/ MICHELLE PROEHL
Name:	Steven J. Murphy	Name:	Michelle Proehl
Title:	V.P. Finance and CFO	Title:	Assistant Vice President

EXHIBIT B

FORM OF FINANCIAL COVENANT COMPLIANCE CERTIFICATE

TO:	WELLS FARGO BANK, NATIONAL ASSOCIATION (“BANK”)

Bank under that certain Credit Agreement, dated as of January 4, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), between NATUS MEDICAL INCORPORATED, a Delaware corporation (the “Borrower”), and Bank.

This Compliance Certificate is delivered this              day of                     , 20    , by the undersigned, as a senior financial officer of the Borrower to Bank in accordance with Section 5.3(f) of the Credit Agreement.

The undersigned hereby certifies that:

1. Attached hereto are the [consolidated annual audited] [consolidating quarterly unaudited] financial statements of the Borrower presented fairly in accordance with GAAP that are required to be delivered pursuant to Section [5.3(a)] [5.3(b)] of the Credit Agreement for the period ending                     ,      (the “End Date”).

2. As of the date of this Compliance Certificate, no Default or Event of Default had occurred and was continuing.

3. The financial condition covenants and other compliance calculations and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Compliance Certificate.

The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this              day of                     , 200    , pursuant to the provisions of the Credit Agreement.

By:
Name:
Title:
of NATUS MEDICAL INCORPORATED

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

A.	Leverage Ratio not greater than:

(i)	1.50 to 1.00 at each fiscal quarter end on or before 9/30/06

(ii)	1.00 to 1.00 at each fiscal quarter end after 9/30/06

1.	Adjusted Total Liabilities:
	a. all current liabilities	$
	b. plus all non-current liabilities	$
	c. minus Bio-logic DTL (relating to Base Date Bio-logic DTL, as defined in Credit Agreement)	$
	d. plus Natus DTA (as defined in Credit Agreement)	$
	e. Adjusted Total Liabilities (a+b-c+d):			$
2.	Adjusted Tangible Net Worth:
	a. aggregate of total stockholders’ equity	$
	b. minus intangible assets	$
	c. plus $10,200,000		$10,200,000

	d. minus greater of (i) zero and (ii) the difference between the Base Date Bio-logic DTL and the current Bio-logic DTL (each as defined in Credit Agreement)	$
	e. Adjusted Tangible Net Worth (a-b+c-d):			$
3.	Leverage Ratio (1.e. divided by 2.e.):
4.	In compliance (yes / no)?

B.	Fixed Charge Coverage Ratio not less than:

(i)	3.00 to 1.00 as of each fiscal quarter on or before 9/30/06, determined on a rolling 4-quarter basis

(ii)	3.50 to 1.00 as of each fiscal quarter after 9/30/06, determined on a rolling 4-quarter basis

1.	NPAT:
	a. net profit after taxes	$
	b. plus one-time restructuring charges related to Bio-logic acquisition, not to exceed $1,500,000	$
	c. plus write-offs of in-process research and development expenses associated with the acquisition of Bio-logic	$
	d. plus depreciation expense	$
	e. plus amortization expense	$
	f. NPAT (a+b+c+d+e)		$
2.	Aggregate of prior period CMLTD and capitalized lease payments
a. prior period current maturity of long-term debt
b. plus capitalized lease payments
	c. Aggregate (a+b)		$
3.	Fixed Charge Coverage Ratio (1.f. divided by 2.c.):
4.	In compliance (yes / no)?

C.	Liquidity not less than $8,000,000 as of each fiscal quarter end.

1.	Liquidity
	a. unencumbered cash	$
	b. plus short-term marketable securities	$
2.	Liquidity (1.a plus 1.b)		$
3.	In compliance (yes / no)?

GUARANTOR’S CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of all indebtedness of NATUS MEDICAL INCORPORATED, a Delaware corporation, to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Second Amendment to Credit Agreement; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; and (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Second Amendment to Credit Agreement and the other Loan Documents described therein.

GUARANTOR:

NATUS ACQUISITION CORPORATION

By:	/s/ STEVEN J. MURPHY
Name:	Steven J. Murphy
Title:	Chief Financial Officer

BIO-LOGIC SYSTEMS CORP.

By:	/s/ STEVEN J. MURPHY
Name:	Steven J. Murphy
Title:	Chief Financial Officer

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